Exhibit 99.2

INVESTOR PRESENTATION

2 This presentation (this “Presentation”) is provided for informational purposes only and has been prepared to assist intereste d p arties in making their own evaluation with respect to a potential business combination between Open Lending, LLC (“Open Lendi ng” ) and Nebula Acquisition Corporation (“Nebula”) and related transactions (the “Potential Business Combination”) and for no other purpose. This Presentation and any oral stat eme nts made in connection with this Presentation do not constitute an offer to sell, or a solicitation of an offer to buy, or a rec ommendation to purchase, any securities in any jurisdiction, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the Potentia l B usiness Combination or any related transactions, nor shall there be any sale, issuance or transfer of any securities in any j uri sdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. No offer of securities shall be made except by mean s o f a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. This Presentation does not c ons titute either advice or a recommendation regarding any securities. The communication of this Presentation is restricted by law; it is not intended for distribution to, or use by an y person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. No representations or warranties, express or implied are given in, or in respect of, this Presentation. To the fullest extent pe rmitted by law in no circumstances will Nebula, or any of its respective subsidiaries, stockholders, affiliates, representati ves , partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presen tat ion, its contents (including the internal economic models), its omissions, reliance on the information contained within it, o r o n opinions communicated in relation thereto or otherwise arising in connection therewith. Industry and market data used in this Presentation have been obtained from third - party industry publications and sources as well as from research reports prepared for other purposes. Neither Nebula nor Open Lending has in de pendently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. This data is subject to change. Recipients of this Pres ent ation are not to construe its contents, or any prior or subsequent communications from or with Nebula or its representatives as investment, legal or tax advice. In addition, this Presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analy sis of Open Lending. Recipients of this Presentation should each make their own evaluation of Open Lending and of the relevan ce and adequacy of the information and should make such other investigations as they deem necessary. Forward Looking Statements Certain statements included in this Presentation are not historical facts but are forward - looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward - looking statements gen erally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “ see m,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not sta tem ents of historical matters. These forward - looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of other financial and performance me trics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in thi s Presentation, and on the current expectations of Open Lending’s management and are not predictions of actual performance. These forward - looking statements are provided for illus trative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assuran ce, a prediction or a definitive statement of fact or probability. Nothing in this Presentation should be construed as a profit forecast. Actual events and circumstances are di ffi cult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control o f O pen Lending. Some important factors that could cause actual results to differ materially from those in any forward - looking statements could include changes in domestic and foreign b usiness, market, financial, political and legal conditions. These forward - looking statements are subject to a number of risks an d uncertainties; the inability of the parties to successfully or timely consummate the Potential Business Combination, including the risk that any required regulatory approva ls are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Potential Business Combination or that the approval of the stockholders of Nebula and/or the equity holders of Open Lending for the Potential Bu sin ess Combination is not obtained; failure to realize the anticipated benefits of the Potential Business Combination, including as a result of a delay or difficulty in integrating the businesses of Nebula and Open Lending; the amount of redemption requests made by Nebula’s stockholders; the ability of Nebula or the combined company to issue equity or equity - linked securities or obtain debt financing in connection with the Potential Busi ness Combination or in the future, and those factors discussed in Nebula’s final prospectus dated January 9, 2018 and Annual Report on Form 10 - K for the fiscal year ended De cember 31, 2018, in each case, under the heading “Risk Factors,” and other documents of Nebula filed, or to be filed, with th e S ecurities and Exchange Commission (“SEC”). If the risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by the se forward - looking statements. There may be additional risks that neither Nebula nor Open Lending presently know or that Nebula and Open Lending currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements. In addition, forward - look ing statements reflect Nebula’s and Open Lending’s expectations, plans or forecasts of future events and views as of the date of this Presentation. Nebula and Open Lending anticipate that subsequent events and developments will cause Nebula’s and Open Lending’s assessments to change. However, whi le Nebula and Open Lending may elect to update these forward - looking statements at some point in the future, Nebula and Open Lendin g specifically disclaim any obligation to do so. These forward - looking statements should not be relied upon as representing Nebula’s and Open Lending’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward - looking statements. Use of Projections This Presentation contains financial forecast information with respect to Open Lending. Such financial forecast information c ons titutes forward - looking information, and is for illustrative purposes only and should not be relied upon as necessarily being in dicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of signif ica nt business, economic, competitive and other risks and uncertainties. See “Forward - Looking Statements” above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation sh ould not be regarded as a representation by any person that the results reflected in such forecasts will be achieved. Important Information for Investors and Stockholders In connection with the Potential Business Combination, Nebula and Open Lending expect that a preliminary proxy statement of N ebu la, which may include a registration statement, will be filed with the SEC. Nebula will mail a definitive proxy statement to sto ckholders of Nebula. This Presentation is not a substitute for the proxy statement or registration statement or for any other document that Nebula may file with the SEC and sen d to Nebula’s stockholders in connection with the Potential Business Combination. INVESTORS AND SECURITY HOLDERS ARE URGED TO RE AD THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPOR TAN T INFORMATION. Investors and security holders may obtain free copies of the proxy statement (when available) and other docume nts filed with the SEC by Nebula through the website maintained by the SEC at http://www.sec.gov. Non - GAAP Financial Measures The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S - X. According ly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statem ent or registration statement to be filed by Nebula or Open Lending with the SEC. Some of the financial information and data contained in this Presentation, such as EBITDA and E BIT DA Margin, has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Nebula and Open Lending believe these non - GAAP measures of financial results provide useful information to management and invest ors regarding certain financial and business trends relating to Open Lending’s financial condition and results of operations. Ne bula’s management uses these non - GAAP measures to compare Open Lending’s performance to that of prior periods for trend analyses, for purposes of determining manag eme nt incentive compensation, and for budgeting and planning purposes. Nebula believes that the use of these non - GAAP financial mea sures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing Open Lending’s financial measures wit h o ther similar companies, many of which present similar non - GAAP financial measures to investors. Management of Nebula does not co nsider these non - GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non - GAAP financ ial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Open Lending’s fin ancial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or i ncl uded in determining these non - GAAP financial measures. In order to compensate for these limitations, management presents non - GAA P financial measures in connection with GAAP results. You should review Open Lending’s audited financial statements, which will be presented in Nebula’s preliminary pro xy statement to be filed with the SEC, and not rely on any single financial measure to evaluate Open Lending’s business. Participants in the Solicitation Nebula and Open Lending and their respective directors and certain of their respective executive officers may be considered p art icipants in the solicitation of proxies with respect to the Potential Business Combination under the rules of the SEC. Inform ati on about the directors and executive officers of Nebula is set forth in its Annual Report on Form 10 - K for the fiscal year ended December 31, 2018. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or oth er wise, will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from t he sources indicated above. Disclaimer

3 Introduction To Presenters John Flynn President & CEO ▪ Previously the CEO at Washington Gas Light Federal Credit Union and the co - founder of Objective Advisors ▪ EY Entrepreneur of the Year 2019 Award Winner in Central Texas Ross Jessup CFO & COO ▪ Previously worked in public accounting with national firms such as Arthur Andersen and other regional firms ▪ Named Best CFO in Central Texas by Austin Business Journal in 2018 Adam Clammer Nebula Co - Chairman & CEO ▪ Founding Partner of True Wind Capital ▪ Former Founder and Head of KKR Global Technology Group ▪ Boards include AVGO, GDDY, NXPI, JAZZ, MDTH, AEPI, and many private companies Jamie Greene Nebula Co - Chairman & CEO ▪ Founding Partner of True Wind Capital ▪ Former Founder and Head of KKR Global Technology Group; Head of KKR Global Industrials Group ▪ Boards include ACW, AIQ, APH, AVGO, JAVA, OI, RLT, SC, SWY, VON, ZIXI, and many private companies Brandon Van Buren Principal ▪ Previously served as an investment professional at Google Capital where he focused on growth stage technology investments ▪ Prior to joining Google Capital, worked as an investment professional at KKR 42 Years Experience 34 Years Experience 13 Years Experience 27 Years Experience 47 Years Experience

4 Financial Overview Transaction Overview Appendix

Introduction to Open Lending

2m+
Unique Risk Profiles

65%+
2019E EBITDA margin[1]

15+
Years of Proprietary Data

$109m
2020E EBITDA[1]

$1.7bn+
2019E Annual Loans Facilitated[2]

80%+
2020E Revenue Growth[1]

~$250bn
2018 Underlying Addressable Market[3]

OpenLending

275+
Financial Institutions[4]

Specialized ***Lending Enablement Platform*** for the ***Near-Prime Market***
Powered by ***Proprietary Data, Advanced Decisioning Analytics***,
an ***Innovative Insurance Structure*** and ***Scaled Distribution***

(1) This Presentation includes our estimates of certain financial metrics had they been prepared in accordance with ASC 606 and are based on our historical audited financials that have been prepared in accordance with ASC 605. Our actual financial metrics when prepared and audited in accordance with ASC 606 standards may differ from the financial metrics included in this Presentation.
(2) Reflects actual loans through September and management estimates for October through December.
(3) Source: Experian, New York Federal Reserve.
(4) Financial institutions are defined as banks, credit unions, and OEM captives. Active institutions defined as those with at least 4 LTM certs.

5

Massive, Underserved Population

Open Lending ***Enables*** Banks, Credit Unions, OEM Captives and Other Financial Institutions to ***Profitably Lend*** to Traditionally Underserved ***Near-Prime Borrowers***



Lenders Protection
powered by OpenLending
~$250bn
2018 Underserved
Auto Loan Opportunity(1)
Lender Type
Banks / OEMs
Credit Unions
Finance Companies
Buy-Here Pay-Here
490
560
630
700
770
Credit Score

(1) Open Lending empowers its bank, credit union, and OEM captive customers to profitably lend to consumers with credit scores between 560 and 699.
Note: Graph is illustrative.

6

7 Driving Value Creation Across the Entire Ecosystem Insurers Consumers Lenders Dealers OEMs x More Customers x Higher Loan Volumes x CECL Relief x Lower Risk x Customer Satisfaction & Retention x Increased ROA x Increased Sales x Customer Satisfaction x More Financing Options x Higher Retention x Increased Car Sales x Optimized Sales Process x Better Financing Options x Quicker Underwriting x More Approvals x Higher Loan Amounts x Better Rates x Appropriate Down Payments x Top - Line Growth x Diversified Risk x Consistent Flow x Increased ROE

Typical Loan Workflow



Our Customer is the Lender
Indirect
Dealer
Consumer
Direct
Lender Loan Origination System
Approval
~5 seconds
Lenders Protection
powered by OpenLending
Return all-in rate for insured loan

Open Lending generates ***~$1,150 in revenue per loan***[1] and ***does not provide funding*** or ***take any balance sheet risk***

(1) Based on ~$23k average loan amount, consistent with Open Lending enabling loans. Represents illustrative unit economics for credit union and bank customers based on 2019.

8

Investment Highlights

1 Substantial Market Opportunity

- **Substantial, underserved** market opportunity with strong secular drivers
- Significant opportunity within existing core market with <1% share(1)

2 Attractive Business Model

- **~$1,150 revenue per loan** on Lenders Protection **without taking any balance sheet risk**(2)
- **Considerable barriers to entry:** 15+ years of proprietary data and ~5 second underwriting decisions
- **No consumer acquisition and distribution costs**

3 Significant Growth Opportunities

- **Attainable**, near-term drivers of growth
- **Substantial adjacent market opportunities** that could grow TAM significantly

4 Resilient Model Through Cycles

- **Recession-resilient** business model with **no loss exposure**
- During 2008 recession, used auto sales quickly rebounded(3) and demand for Lenders Protection increased significantly

5 Experienced Management Team

- Visionary management team with **deep domain expertise**
- Large financial commitment to transaction

6 Compelling Financial Profile

- **80%+ 2020E growth, $109m 2020E EBITDA, 65%+ 2019E EBITDA margin**(4)
- **Highly visible** future performance
- Base of 275+(5) lenders with **100%+ net retention**(6)

(1) Based on $1.7bn loans facilitated in 2019E, out of underlying TAM of $250bn of annual near-prime auto lending.
(2) Based on ~$23k average loan amount, consistent with Open Lending enabling loans. Represents illustrative unit economics for credit union and bank customers based on 2019.
(3) Used car sales represented ~14 million units in 2006 and nearly 14 million units in 2011. Source: Manheim.
(4) This Presentation includes our estimates of certain financial metrics had they been prepared in accordance with ASC 606 and are based on our historical audited financials that have been prepared in accordance with ASC 605. Our actual financial metrics when prepared and audited in accordance with ASC 606 standards may differ from the financial metrics included in this Presentation.
(5) Financial institutions are defined as banks, credit unions, and OEM Captives. Active institutions defined as those with at least 4 LTM certs.
(6) Based on net retention over last 4 years, where each year had over 100% net retention.

9

10 Not Near - Prime 57% Near - Prime 43% Financed 69% Not Financed 31% ~$250bn Significant, Underserved Market Segment New 54% Used 46% Represents 2018 data. Source: Experian, New York Federal Reserve. $584bn loan originations in 2018 Underlying Market Substantial, Underserved Population Financing for Auto Purchases 1

Specialized B2B Model

Open Lending's Client is the Lender

- ✓ Proprietary, cloud-based platform links customers, individual loans, portfolios and Loan Origination System (LOS) platforms
- ✓ Integrated with 20+ third-party LOS platforms
- ✓ ~5 second decisioning and interest rate pricing



Consumer
Indirect
Dealer
Lender
Direct
Lender
OpenLending

Do Not Directly Serve Dealers or Consumers

- ✓ No consumer acquisition costs for enabling loans
- ✓ Dealer or lender originates and communicates with the borrower
- ✓ Automated loan fulfillment available
- ✓ Consumers, dealers and lenders share in the benefits

Specialized B2B Model With ***No*** Consumer Acquisition & Distribution Costs in Enabling Loans

11

Attractive Fee and Profit Share Revenue Model

Today, Open Lending Generates ~$1,150 in revenue per Loan[1] on Average Comprised of ***Program Fee***, ***Admin Fee*** and ***Insurance Profit Share***



Consumers
Monthly Payments
Access to Credit
Lenders
Insurance Premium
Default Protection
Insurers

Program Fee (~$470)

1
- Fee based on the initial loan amount
- Recognized upfront and for majority of loans is paid upfront

Administration Fee (~$65)

2
- Fixed % fee of monthly earned insurance premium
- Paid monthly over the life of the loan

Profit Share (~$615)

3
- Fixed % of the monthly underwriting profit for all lenders
- Recognized upfront and received from carrier over the term of the loan



Lenders Protection
1 Program Fee
Proprietary Score – All-in Rate for Borrower
2 Admin Fee
3 Profit Share
Premium Growth, Uncorrelated Risk
OpenLending

Direct model shown above. For indirect model, dealers interact with consumer.

(1) Based on ~$23K average loan amount, consistent with Open Lending enabling loans. Represents illustrative unit economics for credit union and bank customers based on 2019.

12

Illustrative Unit Economics Summary



Average Loan Principal ~$23,000
Interest Breakdown
Insurance Premium Breakdown
Open Lending Revenue ~$1,150(1)
~$23,000 Principal
Expected Interest Considering Defaults and Prepayments
Program Fee
Lender Costs & Profit
Insurance Premium
Administration Fee
Insurance Broker
Insurance Carrier
Underwriting Profit
Budgeted Losses
~$65 Administration Fee
~$615 Profit Share
~$470 Program Fee

(1) Based on ~$23k average loan amount, consistent with Open Lending enabling loans. Represents illustrative unit economics for credit union and bank customers based on 2019.

13

14 Robust, Risk Based Model is a Key Competitive Advantage Data FICO Bands Term LTV Make and Model of Vehicle Mileage Credit Thickness Long History (Across the Credit Cycle) Alternative Data CECL Relief Over 2 Million Unique Risk Profiles 2 Risk Based Pricing Means That for Each Loan Open Lending Considers Numerous Data Points on the Consumer, the Loan Terms, and the Vehicle to Evaluate the Risk of Loss for the Individual Loan

Open Lending's Risk Based Pricing

Open Lending's ***Proprietary, Algorithmic, Risk Based Pricing Model*** Leverages ***Proprietary and Third-party Data*** Sources to Analyze the Risk and Potential Loss for Each Loan

1 Proprietary and detailed database of ~$7bn+ near prime loans across 15+ years

3 **Lenders Protection Score**
Proprietary Open Lending score based on both internal and external data

2 DMS, experian, LexisNexis, TransUnion, EQUIFAX
Extensive third-party data on borrowers, vehicles and loan attributes(1)

100% Automated Risk Model Differentiates **2 Million** Permutations of Vehicle / Borrower Characteristics & underwrites in **~5 seconds**

Loan Application
- Borrower Data
- Vehicle Data
- Loan Terms

Default Severity
Default Frequency
Prepayment Risk

99.1% Default Predictability

Lender Parameters
- Cost of Funds
- Return Target
- Servicing Costs

%

All-in Rate That Incorporates Servicing, Capital, and Insurance Policy Costs

(1) Logos are representative.

15

16 Open Lending’s Risk Decisioning has Demonstrated Impressive Accuracy 2010 to 2019 YTD Claims Analysis (1) % of Clients Within Target Yield (2010 - 2018) The Accuracy of Open Lending’s Model has Enabled over 90% of Lenders to Achieve within 10% of or Greater than their Target Yield 20,371 Expected 20,178 Actual 99.1% Accuracy Over Target 82.6% 90 - 100% of Target 10.3% 80 - 90% of Target 4.6% Under 80% of Target 2.5% (1) As of October 2019. 2

Strong Value Proposition for Insurance Partners

Payment Flows



Premium
Insurance Broker
Premium
Insurance Coverage
Lender
Insurer
Loss Payment
Admin Fee
Program Fee
Open Lending
IAS Subsidiary
Open Lending
Lenders Protection Subsidiary
Profit Share to Open Lending

Insurer Value Proposition

Profitable

- ✓ Attractive underwriting profitability
- ✓ Low correlation to traditional P&C insurance risks
- ✓ Complete turnkey product for the insurer with little overhead cost

Strong Relationships

- ✓ Carriers rely on Open Lending's underwriting that has delivered excellent results to carriers for years
- ✓ Exclusive agreements run through 2023 with each carrier

Financial Stability

- ✓ "A" ("Excellent")(1) rated carriers
- ✓ Minimum credit rating required
- ✓ $86bn of assets(2)

Significant Appetite to Expand

Key Partners

CNA (since 2017)

AmTrust (since 2009)

(1) Source: A.M. Best.
(2) Aggregate as of Q3 2019 for CNA and Q2 2018 for AmTrust.
For additional information, please see supplemental 8-K.

17

Strong Value Proposition to National Network of Credit Unions & Banks

2

National Footprint

275+ Lenders(1)

50 States

~$7bn Loans Facilitated



24% of Q3 2019 YTD Cert Count
16% of Q3 2019 YTD Cert Count
10% of Q3 2019 YTD Cert Count
19% of Q3 2019 YTD Cert Count
31% of Q3 2019 YTD Cert Count

Value Proposition

Uplift in Loan Originations

- ✓ Open Lending's goal is to expand the ranges of credit scores and loan-to-value (LTV) where lenders can profitably underwrite loans allowing them to increase application flow
- ✓ Large distribution channel with access to millions of new consumers
- ✓ Broaden credit appetite without additional risk

Improved Lender Retention

- ✓ Enables lenders to position themselves as leaders in pricing accuracy
- ✓ Greater membership satisfaction and loyalty

Increased Profitability in Near Prime Auto

- ✓ Accurate pricing results in higher yields on near prime auto loans
- ✓ Effectively accounts for embedded costs incurred by lenders in risk adjusted rates
- ✓ High ROA & default protection with no changes to servicing operation
- ✓ Provides CECL relief

Representative Lenders

Amarillo National Bank | RBFCU rbfcu.org | PENFED CREDIT UNION | AltaOne

(1) Lenders are defined as banks, credit unions, and OEM Captives with at least 4 LTM certs.

18

OEM Captive Opportunity Overview

OEM Value Proposition

Increase Sales and Support Values

- ✓ Facilitate new car sales by expanding credit to near-prime consumers where they are not competitive today
- ✓ Support car values by increasing financing availability for used vehicles

Material New Fee Revenue Stream

- ✓ Greater earnings and ROA to captives with credit performance, net of default insurance payments, comparable to prime loan
- ✓ Leverage existing infrastructure and network to generate low risk revenues

Develop Brand Loyalty

- ✓ Increase repeat buyers by keeping customers in the captive customer ecosystem, capitalizing on loan life milestones to localize the customer
- ✓ Expands relationship with dealers
- ✓ Helps dealers accept more trade-ins at higher values and minimizes off-lease residual risk

OEM Captive Opportunity

Large Captive OEMs represent 15+ Individual Opportunities…

Example OEM Captives	YTD Unit Volume(1)
TOYOTA FINANCIAL SERVICES	698,807
AMERICAN HONDA FINANCE	468,331
GM FINANCIAL AMERICREDIT	448,596
FORD MOTOR CREDIT	391,670
NISSAN INFINITI FINANCIAL SERVICES	269,792
HYUNDAI CAPITAL AMERICA	140,041

…Each with Significant Revenue Potential

Single Captive Revenue Opportunity(2) — **$30m-$100m+**

Addressable OEM Captive Market Opportunity for Open Lending(2) — **$1bn+**

(1) Source: AutoCount. YTD period is January 2019 – October 2019
(2) Based on management estimates.

19

OEM Captives Showing Significant Traction

Recent Growth in Weekly Applications from OEM Captives


OEM Captive Weekly Applications
Ramp as a result of ongoing rollout of Lenders Protection to additional geographies and segments
Neither OEM Captive is fully rolled out
Implied Run Rate Certs: 2,000+ per month(1)
Jul-28
Aug-04
Aug-11
Aug-18
Aug-25
Sep-01
Sep-08
Sep-15
Sep-22
Sep-29
Oct-06
Oct-13
Oct-20
Oct-27
Nov-03
Nov-10
Nov-17
Week

Two OEM Captives have gone ***live*** in the second half of 2019 and are continuing to ramp / roll out Lenders Protection

Three additional OEM Captives are in the ***near and medium term*** pipelines

(1) Based on daily certs and loan application growth during the seven-day period from November 19, 2019 to November 25, 2019.

20

21 » Increase OEM Captive Penetration Significant Growth Opportunities Near Term 3 Medium Term Long Term Existing Products and Current Services Offered » Expansion of Lender Base and Capital » Expansion into Adjacent Asset Classes (e.g., leases) » Establish Broader Auto Platform (e.g., hub and spoke) » New Geographies » Expansion into Other Consumer Asset Classes » New Channels » Prime Decisioning

Open Lending's Resilience in a Recession

4

Consumers

1. People still need to go to work: auto sales rebounded quickly during 2008 recession, particularly for used vehicles[(1)]
2. Auto financing is still needed and limited financing options exist, particularly for near-prime
3. Many consumers are in near-prime

Constant or greater demand for auto loans from near-prime consumers[(6)]

Lenders

1. Realize benefits from Lenders Protection – **90%** of lenders hit their return targets through the financial crisis
2. Credit Unions are resilient lenders, seeing deposit bases grow and expanding loan portfolios[(6)]
3. Increased risk aversion and desire to reduce credit risk as demonstrated from Open Lending's growth during the 2008 recession of **200%** YoY in monthly cert volume[(2)]

Relatively stable credit union deposit base and higher demand for insurance[(6)]

Insurers

1. During 2008 recession **~30%** increase in losses[(3)] – consistent with auto lending and ABS markets that are more stable than other asset classes in a recession[(4)]
2. Today, would require **100%+** increase in claims to suffer a loss[(5)]
3. Benefit from potentially higher post-recession profitability in excess of existing ROEs today

Insurers remain profitable and poised to benefit soon after a downturn[(6)]

OpenLending

✓ **Resilient to downturn** ✓ **Remain highly profitable** ✓ **Significant growth opportunity**

(1) Used car sales by Franchise and Independent dealers represented ~14 million units in 2006 and nearly 14 million units in 2011; *Source: Manheim.*
(2) Monthly certs increased by 200%+ YoY from late 2007 to late 2008.
(3) Reflects annual default frequency / average loan count outstanding; loans outstanding is based on defaults and prepayments reported to Open Lending by lenders.
(4) "Our Ratings on the 2006 –2008 vintage held up well as the economy progressed through the recession with only 6 amortizing auto loan ABS transactions out of 180 downgraded for poor performance and no defaults." –S&P Global Ratings.
(5) Based on YTD as of August implied loss ratio from insurer ceding statements that include earned premium paid losses and reserves.
(6) Based on dynamics observed in the 2008 recession as described above; actual recession performance in the future may differ.

For additional information, please see supplemental 8-K.

22

23 Deep Bench of Experienced Management 5 Steve Martin VP, Insurance Sales Julie Nielsen VP, Channel Partnerships Sarah Lackey SVP, IT Operations David Rodriguez VP, Software Development Stephanie Dawson VP, Account Management Kenn Wardle Chief Risk Officer Chris Silk SVP, Sales Eastern Region Drue Goodale VP, Lending Services Matt Roe Chief Revenue Officer Tom Rice SVP, Sales Western Region Ryan Collins CIO/CTO

Key Competitive Advantages

Sophisticated Technology

- ✓ Multi-tenant architecture
- ✓ Geo-diverse, Hot-Hot Data Centers
- ✓ 5 second underwriting decisions
- ✓ Robust internal reporting
- ✓ 2m+ unique risk profiles
- ✓ SOC 2 certification

Proprietary Data Assets

- ✓ 15+ years of proprietary loan data across 250k funded loans
- ✓ Detailed database of ~$7bn near-prime loans across the cycle, which includes $1.3bn of loans during the financial crisis

Carrier Relationships

- ✓ Highly rated insurance partners
- ✓ Exclusive relationships
- ✓ Reliance on Open Lending data, modeling and claims
- ✓ Fully integrated with insurer
- ✓ Established track record

Lender Relationships

- ✓ 275+ lenders[(1)]
- ✓ Tailored pricing
- ✓ Embedded relationships
- ✓ Integrated with 20+ Loan Origination Systems
- ✓ Automatic loan fulfilment

Regulatory Know-How

- ✓ Proven success in highly regulated industry
- ✓ Established framework with regulators
- ✓ Collateral type and loan code specific to Lenders Protection
- ✓ Credit Bureau preferred vendor rating

Open Lending has built a ***sophisticated network*** across the ***value chain*** to secure a ***best-in-class offering***

(1) Lenders are defined as banks, credit unions, and OEM Captives with at least 4 LTM certs.

24

25 Business Overview Transaction Overview Appendix

26 Compelling Financial Profile Growth is Strong and Accelerating o 35% revenue CAGR from 2017 – 2019E (1,2) o High visibility into our 2020 pipeline Attractive Revenue Profile o Meaningful upfront fee with performance driven profit share o No balance sheet risk Strong, Predictable Performance from Existing Base o Net retention has averaged 100%+ (3) o Demonstrated ability to land and expand on high quality financial institutions Scalable with Minimal Investment Required to Drive Growth o 90%+ Gross Margins (2) o Proven ability to grow revenue with minimal capex or headcount investment (1) Based on historical data through Q3 2019 and management projections for Q4 2019. (2) This Presentation includes our estimates of certain financial metrics had they been prepared in accordance with ASC 606 and a re based on our historical audited financials that have been prepared in accordance with ASC 605. Our actual financial metrics when prepared and audited in accordance with ASC 606 standards may differ from the fi nancial metrics included in this Presentation. (3) Based on net retention over last 4 years, where each year had over 100% net retention.

27 Strong Key Performance Indicator Growth 25,880 37,127 51,272 67,021 78,927 3,301 5,663 5,416 7,559 20,181 - - - 4,242 42,700 29,181 42,790 56,688 78,822 141,808 127% 127% 120% 118% 2016A 2017A 2018A 2019E 2020E Existing New Adds OEMs Net Retention (2) (1) (1) 2019 net retention is based on actual numbers through October. (2) Net Retention represents the total year over year increase / decrease from existing clients (excluding OEMs), including both att rition and organic growth. Certified Loans

28 $48 $63 $88 $160 2017A 2018A 2019E 2020E Attractive Financial Metrics % YoY Growth 72.7% 31.6% 39.4% 82.2% $33 $40 $59 $109 68% 64% 67% 68% 2017A 2018A 2019E 2020E EBITDA EBITDA Margin EBITDA Growth 98.9% 23.4% 46.1% 85.6% LTM (9/30/2019): Revenue $78m, EBITDA $50m. 2017 financials reflect insurance profit share that is pro - forma for 2018 contract terms. This Presentation includes our estimates of certain financial metrics had they been prepared in accordance with ASC 606 and a re based on our historical audited financials that have been prepared in accordance with ASC 605. Our actual financial metrics when prepared and audited in accordance with ASC 606 standards may differ from the fina nci al metrics included in this Presentation. Revenue ($m) EBITDA ($m)

29 Financial Forecast 2019E 2020E 2021E Revenue Growth (YoY) 39% 82% 30 - 50% EBITDA Margin 67% 68% 70 - 75% This Presentation includes our estimates of certain financial metrics had they been prepared in accordance with ASC 606 and a re based on our historical audited financials that have been prepared in accordance with ASC 605. Our actual financial metrics when prepared and audited in accordance with ASC 606 standards may differ from the fina nci al metrics included in this Presentation.

30 Business Overview Financial Overview Appendix

31 True Wind Partners Adam Clammer and Jamie Greene’s Experience with Public Companies Selected Public Companies Years Spent on Public Company Boards 125+ IPOs Executed 15+ Public Company Boards 20+ Deep Expertise Helps True Wind Drive Long - Term Value in a Public Company Context

Transaction Overview

Key Transaction Terms

- Total enterprise value of ~$1.3bn[1] (12.2x 2020E EBITDA)
- Raised $200m of committed PIPE at $10.00 per share, including $85m from True Wind Capital and $115m from several noteworthy and leading fundamental investors
- Up to $200m of Net Debt to be raised (1.83x 2020E EBITDA)
- Management to roll 70% of existing equity
- Performance earnout of 16.25m shares to be earned between two tranches at $12.00 / share and $14.00 / share
- Sponsor to defer 50% of promote into performance-based earnout
- Full public warrant clean-up and 100% forfeiture of sponsor warrants

Illustrative Post-transaction Ownership[2]


Third Party PIPE, 10%
True Wind Capital, 11%
Open Lending, 55%
SPAC Shareholders, 24%

Pro forma Ownership	
Public Shareholders	27.5m
Open Lending	62.1m
True Wind Capital	11.9m
Third Party PIPE	11.5m
Total	**113.0m**

Pro Forma Enterprise Valuation at close ($m)

Nebula Illustrative Share Price		$10.00
Pro Forma Shares Outstanding		113.0
Total equity Value		**$1,130**
Pro Forma Net Debt		200
Pro Forma Enterprise Value		**$1,330**
Valuation		
2020E EBITDA	$109	12.2x
2020E EBITDA - Capex	$109	12.2x

Cash Sources and Uses ($m)

Cash in Trust	$275	Cash to Existing Shareholders	$640
PIPE Equity Investment	200	Cash to Balance Sheet	25
Debt Facility	225	Fees and Expenses	35
Total Sources	**$700**	**Total Uses**	**$700**

(1) Net of IPO discount.
(2) Capitalization Table assumes ~$1.3bn total enterprise value at IPO and no redemptions.
This Presentation includes our estimates of certain financial metrics had they been prepared in accordance with ASC 606 and are based on our historical audited financials that have been prepared in accordance with ASC 605. Our actual financial metrics when prepared and audited in accordance with ASC 606 standards may differ from the financial metrics included in this Presentation.

32

Publicly Traded Comparable Companies Overview

	High Growth FinTech	Information Services & Risk Analytics	Banking Software	Payments & Transaction Services	Insurance Brokers
Selected peers	Square adyen	Verisk Analytics TransUnion EQUIFAX	TEMENOS jack henry & ASSOCIATES INC. BLACK KNIGHT	FLEETCOR Credit Acceptance GreenSky REPAY wex	goosehead INSURANCE Brown & Brown INSURANCE Erie Insurance
'19E-'21E Revenue CAGR	31.9%	7.1%	6.8%	14.3%	6.4%
2020E EBITDA Margin	38.3%	40.3%	39.4%	43.1%	30.1%
EV / 2020E EBITDA	51.7x	17.2x	20.4x	13.7x	15.0x(1)
EV / 2020E EBITDA - Capex	60.6x	21.4x	22.1x	14.9x	16.2x(1)
Key considerations on comparability to Open Lending	✓ Similar high, sustainable growth financial profile ✓ Large TAM that is underserved by current providers x Mostly horizontal-focused plays with select vertical focus	✓ Risk analytics businesses that leverage unique datasets ✓ Mix of recurring transaction-based revenue and subscription-based revenue x Lower growth profile	✓ Deeply embedded into workflow of FIs that enable lenders to provide services at lower costs and higher efficiency x Mainly subscription-based revenue model x Lower growth profile	✓ Mainly recurring transaction-based revenue model ✓ Select players provide services to near-prime borrowers with similar end market exposure (auto) x No provider that offers similar growth and margin profile x High growth providers take some measure of balance sheet risk	✓ Models may include contingent commissions based on underwriting results ✓ Revenue tied to placement of insurance and insurance services x Profit share a smaller share of revenue than Open Lending x Do not enjoy the same barriers to entry
Relevance					

Market data as of November 2019. Key metrics denote medians.
(1) Excludes Goosehead and Erie Indemnity from median due to lack of Capex estimates to calculate EBITDA – Capex.
Source: FactSet, company filings.

33

Publicly Traded Comparable Companies - Operational Benchmarking

	EV ($bn)	Revenue CAGR '19E-21E	EBITDA CAGR '19E-21E	Gross margin 2019E	Gross margin 2020E	EBITDA margin 2019E	EBITDA margin 2020E
Open Lending[1]	**$1.3**	**59.7%[1]**	**66.0%[1]**	**93.2%**	**93.6%**	**67.1%**	**68.3%**
High Growth FinTech							
Square	29.3	28.3%	35.6%	83.2%	86.2%	18.4%	18.8%
Adyen	20.9	35.6%	41.4%	NM	NM	56.3%	57.9%
Median		**31.9%**	**38.5%**	**83.2%**	**86.2%**	**37.4%**	**38.3%**
Information Services and Risk Analytics							
Verisk Analytics	26.9	7.1%	9.2%	62.9%	63.5%	46.8%	47.4%
TransUnion	19.9	8.0%	9.8%	67.0%	67.5%	39.7%	40.3%
Equifax	20.0	5.7%	9.0%	56.8%	56.4%	33.5%	34.5%
Median		**7.1%**	**9.2%**	**62.9%**	**63.5%**	**39.7%**	**40.3%**
Banking Software							
Temenos	11.8	16.8%	18.8%	83.6%	83.8%	39.7%	39.4%
Jack Henry	11.5	6.8%	3.4%	40.3%	40.6%	32.4%	32.6%
Black Knight	10.6	4.5%	5.3%	37.7%	37.9%	49.4%	49.9%
Median		**6.8%**	**5.3%**	**40.3%**	**40.6%**	**39.7%**	**39.4%**
Payments & Transaction Services							
FleetCor Technologies	30.4	10.1%	12.6%	80.2%	81.5%	57.3%	59.1%
Credit Acceptance Corporation	12.0	9.4%	NA	NA	NA	NA	NA
WEX	11.3	9.3%	11.6%	63.1%	63.7%	41.1%	43.1%
GreenSky	1.4	18.4%	14.7%	51.9%	49.3%	31.5%	30.3%
GreenSky at IPO	4.4	20.9%	21.8%	63.5%	61.3%	45.1%	44.8%
Repay Holdings	1.2	25.0%	26.7%	47.6%	48.7%	29.2%	28.7%
Median		**14.3%**	**14.7%**	**63.1%**	**61.3%**	**41.1%**	**43.1%**
Insurance Brokers							
Brown & Brown	11.5	6.4%	6.8%	NA	NA	29.9%	30.1%
Erie Indemnity	8.9	4.5%	NA	NA	NA	16.2%	17.0%
Goosehead	1.7	36.2%	56.3%	NA	NA	27.3%	30.3%
Median		**6.4%**	**31.5%**	**NA**	**NA**	**27.3%**	**30.1%**
Overall Median		**9.4%**	**12.6%**	**63.0%**	**62.4%**	**36.6%**	**36.9%**
Overall Min		**4.5%**	**3.4%**	**37.7%**	**37.9%**	**16.2%**	**17.0%**
Overall Max		**36.2%**	**56.3%**	**83.6%**	**86.2%**	**57.3%**	**59.1%**

Market data as of November 2019. GreenSky at IPO represents valuation at June 2018.

(1) Assumes 2021E revenue growth of 40% and EBITDA margin of 72.5%, at midpoint of guidance.

This Presentation includes our estimates of certain financial metrics had they been prepared in accordance with ASC 606 and are based on our historical audited financials that have been prepared in accordance with ASC 605. Our actual financial metrics when prepared and audited in accordance with ASC 606 standards may differ from the financial metrics included in this Presentation.

Source: FactSet, company filings.

34

35 12.2x 68.8x 52.4x 24.2x 21.4x 21.3x 31.2x 22.1x 21.3x 18.4x NA 15.6x 7.9x 14.1x NA 16.2x NA NA 0.2x 2.0x 1.4x 2.8x 2.2x 2.7x 1.5x 3.0x 3.9x 1.7x NA 1.5x 0.4x 0.7x 0.8x 2.3x 4.5x 1.4x 12.2x 55.2x 48.1x 20.2x 17.2x 15.6x 25.2x 20.4x 17.6x 17.5x NA 13.7x 7.6x 13.7x 19.6x 15.0x 20.1x 49.8x Publicly Traded Comparable Companies - Valuation Benchmarking EV / 2020E EBITDA EV / (2020E EBITDA – Capex) At IPO Growth Adjusted EV / 2020E EBITDA (1) At IPO At IPO Verisk Analytics TransUnion Equifax Temenos Jack Henry Black Knight FleetCor Technologies WEX Brown & Brown Erie Indemnity Goosehead Square Adyen R² = 0.8831 0.0x 10.0x 20.0x 30.0x 40.0x 50.0x 60.0x 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% EV / 2020E EBITDA 2019E - 2021E Revenue growth High Growth FinTech Information Services & Risk Analytics Banking Software Payments & Transaction Services Insurance Brokers Comparables Median: 18.6x Comparables Median: 21.3x Comparables Median: 1.8x Market data as of November 2019. GreenSky at IPO represents valuation at June 2018. (1) Defined as EV / 2020E EBITDA over percentage Revenue CAGR 2019E - 2021E. This Presentation includes our estimates of certain financial metrics had they been prepared in accordance with ASC 606 and a re based on our historical audited financials that have been prepared in accordance with ASC 605. Our actual financial metrics when prepared and audited in accordance with ASC 606 standards may differ from the fina nci al metrics included in this Presentation. Source: FactSet , company filings.

36 Verisk Analytics TransUnion Equifax Temenos Jack Henry Black Knight FleetCor Technologies WEX Brown & Brown Erie Indemnity Goosehead Square Adyen R² = 0.8828 0.0x 10.0x 20.0x 30.0x 40.0x 50.0x 60.0x 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% EV / 2020E EBITDA 2019E - 2021E Revenue growth High Growth FinTech Information Services & Risk Analytics Banking Software Payments & Transaction Services Insurance Brokers Regression Analysis Shows Considerable Premium for Revenue Growth Clear linear relationship between valuation and forward revenue growth Open Lending’s metrics are best - in - class relative to peer set Public markets pay a material premium for companies with 20%+ growth Market data as of November 2019. Excludes GSKY and RPAY as outliers, and CACC and ERIE for lack of estimates. For Open Lendin g, assumes 2021 revenue growth of 40% and EBITDA margin of 72.5%, at midpoint of guidance. This Presentation includes our estimates of certain financial metrics had they been prepared in accordance with ASC 606 and a re based on our historical audited financials that have been prepared in accordance with ASC 605. Our actual financial metrics when prepared and audited in accordance with ASC 606 standards may differ from the fina nci al metrics included in this Presentation. Source: FactSet , company filings. EV / 2020E EBITDA vs. 2019 - 2021E Revenue Growth

37

38 Open Lending Helps Lenders Grow Profitably Typical Financial Institution Lenders Protection expands the ranges of credit scores and loan - to - value (LTV) where lenders can underwrite loans allowing them to increase application flow Average Financial Institution Advance Additional Advance with For Illustrative Purposes Only. Estimates applied for purposes of illustration.

39 Highly Customizable Risk Based Solution Default Freq – 15% Prepay Freq – 37% Default Freq – 20% Prepay Freq – 37% Default Freq – 23% Prepay Freq – 38% Example Lender Inputs Example Loan Pricing Outputs

40 Sample Loan Default and Claim Scenario Loan Balance at Time of Claim Vehicle Value at Time of Claim Greater of: (A) Amount Realized from Sale of Vehicle (B) 80% NADA Trade or KBB Wholesale Financial Institution Loss without Lenders Protection Claim Payment (Plus 60 days interest) Financial Institution Loss with Lenders Protection $10,000 $4,000 $3,400 A=Sale Amt $3,200 B=80% $6,600 $6,600 $0 $10,000 $4,000 $2,000 A=Sale Amt $3,200 B=80% $8,000 $6,800 $1,200 Repossess and sell the vehicle ABOVE 80% book value Repossess and sell the vehicle BELOW 80% book value (1) Rules Example (1) Uninsured Losses can be priced for using our Custom Risk Based Pricing Tool. For Illustrative Purposes Only. Estimates applied for purposes of illustration.

41 78.8 23.1 19.7 20.2 141.8 2019E Certs 2020E Certs High Confidence in 2020 Cert Growth and Retention 56% 16% 14% 14% 100% % of 2020 56% 72% 86% 100% 100% Cumulative Growth from Existing Lenders (1) Existing OEMs Run Rate (# m) Growth from New Lenders (1) Management run rate estimates based on application and loan volume during the week of November 17, 2019. (1) Based off management projections, including expected ramp of OEMs and internal lender pipeline. This Presentation includes our estimates of certain financial metrics had they been prepared in accordance with ASC 606 and a re based on our historical audited financials that have been prepared in accordance with ASC 605. Our actual financial metrics when prepared and audited in accordance with ASC 606 standards may differ from the fina nci al metrics included in this Presentation. 2019E Certs to 2020E Certs Bridge